Exhibit 21.1

PRINCIPAL SUBSIDIARIES OF

LABORATORY CORPORATION OF AMERICA HOLDINGS, AS OF JANUARY 12, 2015

Subsidiary:	Jurisdiction of Incorporation/Organization:
2089729 Ontario, Inc.	Ontario
2248848 Ontario Inc.	Ontario
3065619 Nova Scotia Company	Nova Scotia
3257959 Nova Scotia Company	Nova Scotia
3901858 Canada Inc.	Canada
5996601 Manitoba Ltd.	Manitoba
8165335 Canada Inc.	Canada
8348596 Canada Inc.	Canada
896988 Ontario Inc.	Ontario
9279-3280 Quebec Inc.	Quebec
Accupath Diagnostic Laboratories, Inc.	California
Accuro Inc.	Canada
Beacon Laboratory Benefit Solutions, Inc.	Delaware
CannAmm GP Inc.	Alberta
CannAmm Limited Partnership	Alberta
Cellmark Forensics, Inc.	Delaware
Centrex Clinical Laboratories, Inc.	New York
Clearstone Central Laboratories (U.S.) Inc.	Delaware
Clearstone Holdings (International) Ltd.	United Kingdom
Clipper Holdings, Inc.	Delaware
Colorado Coagulation Consultants, Inc.	Delaware
Correlagen Diagnostics, Inc.	Massachusetts
Cytometry Associates, Inc.	Delaware
Czura Thornton (Hong Kong) Limited	Hong Kong
DCL Acquisition, Inc.	Delaware
DCL Medical Laboratories, LLC	Delaware
DCL Medical Laboratories, LLC	Florida
DCL Sub LLC	Delaware
Decision Diagnostics, LLC (aka DaVinici/Medicorp LLC)	Delaware
Diagnostic Services, Inc.	Florida
DIANON Systems, Inc.	Delaware
DL Holdings Limited Partnership	Quebec
Dynacare—Gamma Laboratory Partnership	Ontario
Dynacare Company	Nova Scotia
Dynacare G.P. Inc.	Ontario
Dynacare Holdco LLC	Delaware
Dynacare Laboratories Limited Partnership	Ontario
Dynacare Laboratories Inc.	Delaware
Dynacare Northwest Inc.	Washington
Dynacare Realty Inc.	Ontario
DynaLifeDX	Alberta
DynalifeDX Infrastructure, Inc.	Canada
Endocrine Sciences, Inc.	Delaware
Esoterix Genetic Counseling, LLC	Massachusetts
Esoterix Genetic Laboratories, LLC	Delaware
Esoterix, Inc.	Delaware
Execmed Health Services Inc.	Ontario
FirstSource Laboratory Solutions, Inc.	Delaware

Gamma Dynacare Central Medical Laboratories GP Inc.	Canada
Gamma Dynacare Central Medical Laboratory Limited Partnership	Manitoba
GDML Medical Laboratories Inc.	Ontario
GeneScreen, Inc.	Delaware
Glen Ames LLP	Canada
HHLA Lab-In-An-Envelope, LLC	Delaware
Home Healthcare Laboratory of America, LLC	Delaware
IDX Pathology, Inc.	Delaware
Impact Genetics, Inc.	Ontario
Kaleida LabCorp, LLC	New York
Lab Delivery Service of New York City, Inc.	New York
LabCorp BVBA	Belgium
LabCorp Central Laboratories (Canada) Inc.	British Columbia
LabCorp Central Laboratories (China) Inc.	China
LabCorp Central Laboratories (Singapore) Pte. Ltd.	Singapore
LabCorp Development Company	Cayman Islands
LabCorp Dialysis Services, Inc.	Delaware
LabCorp Japan, G.K.	Japan
LabCorp Limited	United Kingdom
LabCorp Specialty Testing Billing Service, Inc.	Delaware
LabCorp Specialty Testing Group, Inc.	Delaware
LabCorp Tennessee, LLC	Delaware
Laboratoire Bio-Medic Inc.	Ontario
Laboratory Corporation of America (LCA)	Delaware
Laboratory Corporation of America Holdings (LCAH)	Delaware
Labwest, Inc.	Delaware
LCAH Clipper, LP	Delaware
LDS Diagnostic Laboratories Inc.	Quebec
Lifecodes Corporation	Delaware
LipoScience, Inc.	Delaware
Litholink Corporation	Delaware
MedAxio Insurance Medical Services GP Inc.	Canada
MedAxio Insurance Medical Services LP	Ontario
Medtox Diagnostics, Inc.	Delaware
Medtox Laboratories, Inc.	Delaware
Medtox Scientific, Inc.	Delaware
Monogram Biosciences, Inc.	Delaware
Monogram Biosciences UK Limited	United Kingdom
National Genetics Institute	California
Neon Merger Sub Inc.	Delaware
New Brighton Business Center LLC	Delaware
New Imaging Diagnostics, LLC	Delaware
New Molecular Diagnostics Ventures LLC	Delaware
NWT Inc.	Utah
Orchid Cellmark Ltd.	United Kingdom
Orchid Cellmark ULC	British Columbia
PA Labs, Inc.	Delaware
Path Lab Incorporated	New Hampshire
Persys Technology Inc.	Virginia
Princeton Diagnostic Laboratories of America, Inc.	Delaware
Protedyne Corporation	Delaware
ReliaGene Technologies, Inc.	Louisiana
SW/DL LLC	Delaware
Tandem Labs Inc.	Utah
The Biomarker Factory, LLC	Delaware
The Bode Technology Group, Inc.	Delaware
United/Dynacare LLC	Wisconsin
Viro-Med Laboratories, Inc.	Minnesota